                                                                   EXHIBIT 23.01

             INDEPENDENT AUDITOR'S CONSENTS AND REPORT ON SCHEDULES

Red Roof Inns, Inc.

         We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 33-76848 of Red Roof Inns, Inc. on Form S-3 of our reports dated February 10, 1997, appearing in the Annual Report on Form 10-K of Red Roof Inns, Inc. for the year ended December 28, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Columbus, Ohio
April 2, 1997